Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT(S):	Lisa Miles (Investor)
800-MAXIMUS x 11637

DATE: February 8, 2007		Rachael Rowland (Media)
800-MAXIMUS x 11688

MAXIMUS REPORTS FIRST QUARTER RESULTS
- Texas Project Impacts Results -

(RESTON, Va. - February 8, 2007) - MAXIMUS (NYSE:MMS), a leading provider of government services, today reported results for its fiscal 2007 first quarter ended December 31, 2006. Revenue for the fiscal 2007 first quarter was $161.1 million compared to $162.7 million in the prior-year period. Net loss was $10.4 million, or $0.48 per diluted share, compared to net income of $8.9 million, or $0.41 per diluted share, in last year’s first quarter.

The Texas Integrated Eligibility project adversely impacted first quarter results by $27.0 million, or $0.80 per diluted share. This consists of three main elements: a pre-tax operating loss of $11.9 million, or $0.35 per diluted share (compared to the Company’s previous guidance of a $10.0 million pre-tax loss); a provision of $12.1 million, or $0.36 per diluted share, for outstanding receivables; and a provision of $3.0 million, or $0.09 per diluted share, for future legal expenses related to the ongoing arbitration process with Accenture.

MAXIMUS has filed an arbitration claim against Accenture to resolve disputes related to its subcontract on the Texas Integrated Eligibility project, and Accenture has filed a counterclaim. MAXIMUS and Accenture are each alleging the other has defaulted on the subcontract. As a result of entering into the arbitration process, the Company recorded provisions for the Texas project in its first fiscal quarter for outstanding accounts receivable and future legal expense. On January 24, 2007, MAXIMUS notified Accenture of its intention to pursue termination of the subcontract if Accenture’s defaults are not cured by February 16, 2007. Failing a cure by Accenture, MAXIMUS will begin transitioning the Integrated Eligibility operations to Accenture on February 16, 2007. MAXIMUS transitioned the majority of its Children’s Health Insurance Program (CHIP) operations to Accenture earlier this week.

Richard Montoni, Chief Executive Officer of MAXIMUS, commented, “With the actions outlined above, we’re taking important steps to mitigate future recurring losses in Texas. While we expect this project

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will generate losses in the second quarter as we complete the transition of certain project elements, we hope to see reduced losses in the second half of the year. That said, our dispute with Accenture has serious financial implications. We are confident in the merits of our case and we will continue to aggressively pursue our rights and remedies. However, we cannot predict the outcome of the arbitration proceedings or the impact they may have on our operating results or financial condition.”

The Company also provides financial information on its Base Operations which it defines as operations excluding the Texas project and legal expenses. For the first fiscal quarter, Base Operations delivered $0.32 per diluted share. Results for Base Operations were impacted by $4.0 million, or $0.12 per diluted share, which was attributable to a contract dispute on a Child Support systems implementation in Ontario, Canada.

Mr. Montoni continued, “The Company continues to actively pursue its objective of resolving legacy overhang matters, such as the Ontario project. Our portfolio contains some legacy projects with terms that are no longer acceptable under new protocols we instituted in fiscal 2006. These projects will be completed under aggressive management. Since my return to the Company as CEO, we have been building a more accountable organization that is reliant upon more stringent procedures.”

Consulting Segment
Consulting Segment revenue represented 15% of total Company revenue for the first fiscal quarter and increased 4% to $24.7 million compared to the same period last year. For the three months ended December 31, 2006, operating income for the Consulting Segment increased to $2.8 million compared to $2.5 million reported for the first fiscal quarter last year. As a result, operating margin improved to 11.4% for the first fiscal quarter of 2007 compared to 10.7% reported for the first quarter of 2006.

Systems Segment
Systems Segment revenue represented 21% of total Company revenue for the first quarter of fiscal 2007. Systems Segment revenue for the first quarter was $34.5 million compared to $36.3 million the same period last year. The Systems Segment operating loss for the first quarter was $1.6 million, driven principally by the Educational Systems division, compared to income of $3.9 million reported for the same period last year. On a sequential basis, however, first quarter results improved when compared to the $2.0 million loss recorded in the fourth fiscal quarter of 2006, driven by improvements in the ERP division.

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Operations Segment
Operations Segment revenue represented 64% of total Company revenue for the first quarter of fiscal 2007. Operations Segment revenue for the first quarter was $101.9 million compared to $102.8 million the same period last year. Revenue was reduced in the quarter by approximately $16.0 million as a result of the provisions recorded on the Texas and Ontario projects. The first quarter operating loss for the Operations Segment was $16.0 million compared to income of $6.1 million reported for the same period last year. The first quarter operating loss reflects the impact from the Texas and Ontario projects during the quarter.

Sales, Pipeline, and Backlog
Year-to-date signed contract wins at February 5, 2007, totaled $80 million, compared to $130 million reported at February 1, 2006. New contracts pending at February 5, 2007, (awarded but unsigned) totaled $142 million compared to $161 million reported last year. Sales opportunities at February 6, 2007, totaled $1.3 billion (consisting of $294.0 million in proposals pending, $363 million in proposals in preparation, and $663 million in proposals tracking) compared to $1.3 billion the prior year. The change in new contract wins reflects the Company’s shift away from volume-driven sales and an emphasis on optimizing its current business.

Balance Sheet and Cash Flows
At December 31, 2006, cash, cash equivalents, and marketable securities totaled $163.8 million. As expected, Days Sales Outstanding (DSO) improved to 96 days at December 31, 2006, driven by strong collections during the quarter. The Company’s DSO includes $2.2 million of net long-term accounts receivable included in other assets. For the first fiscal quarter, the Company generated net cash from operating activities of $7.6 million and paid a quarterly cash dividend of $0.10 per share on November 30, 2006.

Outlook
For fiscal 2007, the Company expects diluted earnings per share of $0.40 to $0.80, which consists of earnings of $2.00 to $2.10 from its recurring base business and an estimated pre-tax loss on the Texas project of approximately $45 million to $55 million, which includes the $3.0 million legal provision recorded in the first quarter. Revenue for fiscal 2007 is now estimated to be in the range of $710.0 million to $730.0 million, which reflects the impact of the Texas project.

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Conference Call and Webcast Information
The Company has posted a presentation on its Web site, under the Investor Relations page, for analysts to follow along with during the conference call. The Company will host a conference call at 8:30 a.m. (EST) this morning. The call is open to the public and can be accessed under the Investor Relations page of the Company’s Web site at www.maximus.com or by calling:

800.552.8050(Domestic)/206.902.3258 (International)

For those unable to listen to the live call, a replay will be available through Friday, February 16, 2007. Callers can access the replay by dialing:

Replay: 800.207.7077 or 314.255.1301
PIN: 5269

MAXIMUS is one of America’s leading government services companies devoted to providing program management, consulting and information technology services. The Company has more than 5,200 employees located in more than 220 offices in the United States, Canada and Australia. In 1999, 2001, 2002, 2003, and 2005 MAXIMUS was selected by Forbes Magazine as one of the Best 200 Small Companies in America for that year. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (file number 001-12997).

Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to MAXIMUS financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. MAXIMUS discloses net income and earnings per share excluding legal settlement expense and provides certain additional information, such as non-recurring reserves, regarding earnings per share for fiscal 2007. MAXIMUS management believes providing investors with this information gives additional insights into MAXIMUS results of operations. While MAXIMUS management believes that these non-GAAP financial measures are useful in evaluating MAXIMUS operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

CONTACTS:
Lisa Miles
Investor Relations
703.251.8637

Rachael Rowland
Public/Media Relations
703.251.8688

11419 SUNSET HILLS ROAD	RESTON, VIRGINIA 20190	703.251.8500	703.251.8240 FAX	WWW.MAXIMUS.COM

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MAXIMUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2006	2006
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,545	$21,964
Marketable securities	117,315	141,811
Restricted cash	1,512	312
Accounts receivable – billed, net of reserves of $5,830 and $16,816	153,399	126,912
Accounts receivable – unbilled	47,728	39,949
Income taxes receivable	9,003	11,018
Deferred income taxes	6,844	10,690
Prepaid expenses and other current assets	8,334	8,498
Total current assets	383,680	361,154
Property and equipment, at cost	71,078	72,558
Less accumulated depreciation and amortization	(37,649)	(39,631)
Property and equipment, net	33,429	32,927
Capitalized software	57,260	57,351
Less accumulated amortization	(23,335)	(25,655)
Capitalized software, net	33,925	31,696
Deferred contract costs, net	11,165	9,758
Goodwill	86,688	86,019
Intangible assets, net	5,720	4,892
Other assets, net	3,894	2,967
Total assets	$558,501	529,413
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$54,484	$44,350
Accrued compensation and benefits	24,426	22,172
Deferred revenue	54,414	48,264
Current portion of capital lease obligations	1,690	1,707
Other accrued liabilities	1,600	1,122
Total current liabilities	136,614	117,615
Capital lease obligations, less current portion	2,044	1,643
Deferred income taxes	14,944	13,692
Total liabilities	153,602	132,950
Shareholders' equity:
Common stock, no par value; 60,000,000 shares authorized; 21,544,964 and 21,652,730 shares issued and outstanding at September 30, 2006 and December 31, 2006, at stated amount, respectively	156,349	159,250
Accumulated other comprehensive income (loss)	(916)	300
Retained earnings	249,466	236,913
Total shareholders' equity	404,899	396,463
Total liabilities and shareholders' equity	$558,501	$529,413

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MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2005	2006
Revenue	$162,726	$161,138
Cost of revenue	117,980	140,860
Gross profit	44,746	20,278
Selling, general and administrative expenses	31,564	34,653
Legal expense	500	3,000
Income (loss) from operations	12,682	(17,375)
Interest and other income, net	2,038	477
Gain on sale of business	-	684
Income (loss) before income taxes	14,720	(16,214)
Provision (benefit) for income taxes	5,814	(5,819)
Net income (loss)	$8,906	$(10,395)

Earnings (loss) per share:
Basic	$0.42	$(0.48)
Diluted	$0.41	$(0.48)

Dividends per share	$0.10	$0.10

Weighted average shares outstanding:
Basic	21,432	21,590
Diluted	21,908	21,590

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MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2005	2006
Cash flows from operating activities:
Net income (loss)	$8,906	($10,395)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,202	2,284
Amortization	1,942	2,769
Deferred income taxes	(130)	(5,098)
Non-cash equity based compensation	1,333	1,020
Gain on sale of business	-	(684)

Change in assets and liabilities, net of effects from divestiture:
Accounts receivable - billed	897	26,486
Accounts receivable - unbilled	(3,421)	6,734
Prepaid expenses and other current assets	(192)	(151)
Deferred contract costs	(7,073)	1,407
Other assets	(707)	2,065
Accounts payable	2,548	(9,641)
Accrued compensation and benefits	(5,457)	(2,254)
Deferred revenue	5,417	(5,745)
Income taxes	(62)	(2,015)
Other liabilities	(1,127)	844

Net cash provided by operating activities	5,076	7,626

Cash flows from investing activities:
Proceeds from sale of business, net of transaction costs	-	2,171
Purchases of property and equipment	(3,651)	(1,918)
Capitalized software costs	(1,880)	(304)
Increase in marketable securities	(16,525)	(24,496)

Net cash used in investing activities	(22,056)	(24,547)

Cash flows from financing activities:
Employee stock transactions	1,532	1,526
Repurchases of common stock	(4,315)	-
Payments on capital lease obligations	(370)	(384)
Tax benefit due to option exercises and restricted stock units vesting	(87)	357
Cash dividends paid	(2,146)	(2,159)

Net cash used in financing activities	(5,386)	(660)

Net decrease in cash and cash equivalents	(22,366)	(17,581)

Cash and cash equivalents, beginning of period	59,073	39,545

Cash and cash equivalents, end of period	$36,707	$21,964

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MAXIMUS, Inc.
Segment Information

Three Months Ended Dec. 31,
2005	2006
Revenue:
Consulting	$23,635	$24,656
Systems	36,290	34,541
Operations	102,801	101,941
Total	$162,726	$161,138

Gross Profit:
Consulting	$10,196	$10,907
Systems	13,870	8,551
Operations	20,680	820
Total	$44,746	$20,278

Selling, General, and Administrative expense:
Consulting	$7,660	$8,093
Systems	9,983	10,148
Operations	14,612	16,863
Corporate/Other	(691)	(451)
Total	$31,564	$34,653

Income (Loss) from Operations:
Consulting	$2,536	$2,815
Systems	3,887	(1,597)
Operations	6,068	(16,044)
Consolidating adjustments	691	451
Legal expense	(500)	(3,000)
Total	$12,682	$(17,375)

Net Income (Loss)	$8,906	$(10,395)

Earnings (Loss) per share
Basic	$0.42	$(0.48)
Diluted	$0.41	$(0.48)

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MAXIMUS, Inc.
Supplemental Pro Forma Information
For the three month period ended December 31, 2006
(Dollar in millions, except per share data)
(unaudited)

Three Months
Ended
Dec. 31, 2006
Amount

Income before income taxes (before Texas and Ontario project losses)	$14.8
Ontario loss	(4.0)
Texas project operating loss	(11.9)
Texas project provision for receivables	(12.1)
Texas project provision for legal expense	(3.0)
(Loss) before income taxes per GAAP	$(16.2)

Earnings per diluted share (before Texas and Ontario project losses)	$0.44
Ontario loss	(0.12)
Texas project operating loss	(0.35)
Texas project provision for receivables	(0.36)
Texas project provision for legal expense	(0.09)
(Loss) per diluted share per GAAP	$(0.48)

-XXX-

11419 SUNSET HILLS ROAD	RESTON, VIRGINIA 20190	703.251.8500	703.251.8240 FAX	WWW.MAXIMUS.COM